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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      ----------------------------------

                                   FORM 8-K

                      ----------------------------------

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


         March 18, 1998                                    0-21537
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         Date of Report                              Commission File Number
(Date of earliest event reported)



                           PACIFIC BIOMETRICS, INC.
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            (Exact name of registrant as specified in its charter)



             Delaware                                         93-1211114
---------------------------------              ---------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                        Identification Number)



                       1370 Reynolds Avenue, Suite 119
                           Irvine, California 92614
                    -------------------------------------
             (Address of Principal Executive Offices) (Zip Code)



                                (714) 263-9933
        ------------------------------------------------------------
             (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On March 18, 1998, Pacific Biometrics, Inc. (the "Company") and its subsidiaries entered into a $1 million term loan (the "Loan") with Silicon Valley Bank (the "Bank"). The Company can draw loan advances through March 6, 1999, after which the Loan (plus accrued interest) will be repaid in forty-eight
(48) equal monthly installments through March 6, 2003. The Loan bears interest at the per annum rate of one percent over the prime rate announced by the Bank. The Loan is secured by substantially all of the Company's presently existing and hereafter acquired assets including, but not limited to, the Company's goods, equipment, inventory, contract rights, general intangibles (including the Company's licenses and proprietary technology) and accounts (the "Collateral"), and is guaranteed by each of the Company's subsidiaries. The Company is required to maintain adequate insurance covering the Collateral and is required to deliver to the Bank certain financial statements and other reports. Moreover, the Company must comply with certain minimum financial standards and ratios, including a minimum stated net worth and a liquidity coverage ratio, and other non-financial restrictions including a restriction on the disposition of the Company's property and a restriction on the merger or consolidation of the Company. Upon any event of default, as defined in the Loan and Security Agreement, the Bank may declare all outstanding Loan advances and all accrued interest thereon immediately due and payable, and may also claim, recover and sell the Collateral.

         In connection with the Loan, the Company granted the Bank a warrant (the "Warrant") to purchase 15,094 shares of the Company's common stock until March 6, 2003 for an exercise price of $3.3125 per share (which was the market price per share of the Company's common stock on the date of the grant determined using a five day average price per share). In lieu of exercising the Warrant, the Bank may convert the Warrant pursuant to a cashless exercise feature, in whole or in part, into a number of shares of the Company's common stock determined by dividing the difference between the exercise price and the then current fair market value of the Company's common stock by the then current fair market value of such common stock and multiplying the result by the number of Warrants exercised. The Company is required to provide notice to the Bank before conducting certain activities affecting the Company's common stockholders including, the declaration of any dividend, the offer of additional shares for subscription pro rata to stockholders, the reclassification or recapitalization of the Company's common stock, and the merger or consolidation of the Company.

         The Company will use the proceeds of the Loan and exercise of the Warrants, if any, to finance a portion of the Company's recent acquisition of the rights to a proprietary skin patch technology which the Company announced in a press release dated January 6, 1998. The Company recently submitted a 510(k) application with the Food and Drug Administration for the Osteopatch(TM), the first product using the Company's skin patch technology.

         The press release, dated March 20, 1998, concerning the Loan and a copy of the Loan and Security Agreement are annexed as Exhibits.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  not applicable

         (b)  not applicable

         (c)  Exhibits:

              99.1   Press release dated March 20, 1998.
              10.29  Loan and Security Agreement dated as of March 6, 1998.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 1998                   PACIFIC BIOMETRICS, INC.



                                  By:   /s/Paul G. Kanan
                                  Name:  Paul G. Kanan
                                  Title: President and Chief Executive Officer

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